EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2016 relating to the consolidated financial statements, which appears in SeaSpine Holdings Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP
San Diego, California
June 7, 2016